Exhibit 4.12

SERIES 2004-1 CERTIFICATE

THIS SERIES 2004-1 CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SERIES 4-I CERTIFICATE, AGREES THAT IT IS ACQUIRING THIS SERIES 2004-1 CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF AND THAT NEITHER THIS SERIES 2004-1 CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS SERIES 2004-1 CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS SERIES 2004-1 CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. 1

CABELA’S MASTER CREDIT CARD TRUST

SERIES 2004-1 CERTIFICATE

ASSET BACKED CERTIFICATE, SERIES 2004-1

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard and VISA**/ credit card receivables arising under revolving credit card accounts owned by World’s Foremost Bank and transferred to WFB Funding, LLC, and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

(Not an interest in or an obligation of

World’s Foremost Bank or any Affiliate thereof.)

This certifies that WFB Funding, LLC (the “Holder”) is the registered owner of an Undivided Interest in a trust (the “Trust”), the corpus of which consists of a portfolio of

**/	MasterCard and VISA are federally registered servicemarks of MasterCard International Inc. and of VISA U.S.A., Inc., respectively.

receivables (the “Receivables”) now existing or hereafter created and arising in connection with selected MasterCard and VISA revolving credit card accounts (the “Accounts”) owned by World’s Foremost Bank, a Nebraska state banking association organized under the laws of the United States and transferred to WFB Funding, LLC, a Nebraska limited liability company (the “Transferor”), all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables), all proceeds of such Receivables, all Insurance Proceeds, all Allocated Interchange and all Recoveries relating to the Receivables and all proceeds of any of the foregoing and the other assets and interests constituting the Trust pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of February 4, 2003, as supplemented by the Series 2004-1 Supplement, dated as of April 14, 2004 (collectively, the “Pooling and Servicing Agreement”), by and among the Transferor, World’s Foremost Bank, as Servicer, and U.S. Bank National Association, as Trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth herein below.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Series 2004-1 Certificate (the “Certificate”) is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate is qualified in its entirety by the terms and provisions of the Pooling and Servicing Agreement and reference is made to that Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee.

Beginning on June 14, 2004 and on each Transfer Date thereafter, the Paying Agent shall distribute to the Holder the aggregate amounts payable to the Holder pursuant to the Pooling and Servicing Agreement and as are requested by the certificate delivered to the Trustee by the Servicer pursuant to subsection 3.04(b) of the Pooling and Servicing Agreement. The Series 2004-1 Termination Date is the earlier to occur of (i) the date designated by the Transferor following the last Stated Maturity Date of any series or class of Notes and (ii) the Trust Termination Date. Principal with respect to the Certificates will be paid under the circumstances described in the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

This Certificate shall constitute a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be construed in accordance with the laws of the State of New York (without reference to conflict of law provisions which would require the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

IN WITNESS WHEREOF WFB Funding, LLC has caused this Series 2004-1 Certificate to be duly executed under its official seal.

WFB FUNDING, LLC

By:	/s/ Kevin Werts
Authorized Officer

Trustee’s Certificate of Authentication

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2004-1 Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:	/s/ Tamara Schultz-Fugh
Authorized Officer

Dated:	April 14, 2004

SERIES 2004-1 CERTIFICATE

THIS SERIES 2004-1 CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SERIES 4-I CERTIFICATE, AGREES THAT IT IS ACQUIRING THIS SERIES 2004-1 CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF AND THAT NEITHER THIS SERIES 2004-1 CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS SERIES 2004-1 CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS SERIES 2004-1 CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. 2

CABELA’S MASTER CREDIT CARD TRUST

SERIES 2004-1 CERTIFICATE

ASSET BACKED CERTIFICATE, SERIES 2004-1

Evidencing an Undivided Interest in a trust, the corpus of which consists of a portfolio of MasterCard and VISA**/ credit card receivables arising under revolving credit card accounts owned by World’s Foremost Bank and transferred to WFB Funding, LLC, and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

(Not an interest in or an obligation of

World’s Foremost Bank or any Affiliate thereof.)

This certifies that Cabela’s Credit Card Master Note Trust (the “Holder”) is the registered owner of an Undivided Interest in a trust (the “Trust”), the corpus of which consists of a portfolio

**/	MasterCard and VISA are federally registered servicemarks of MasterCard International Inc. and of VISA U.S.A., Inc., respectively.

of receivables (the “Receivables”) now existing or hereafter created and arising in connection with selected MasterCard and VISA revolving credit card accounts (the “Accounts”) owned by World’s Foremost Bank, a Nebraska state banking association organized under the laws of the United States and transferred to WFB Funding, LLC, a Nebraska limited liability company (the “Transferor”), all monies due or to become due in payment of the Receivables (including all Finance Charge Receivables), all proceeds of such Receivables, all Insurance Proceeds, all Allocated Interchange and all Recoveries relating to the Receivables and all proceeds of any of the foregoing and the other assets and interests constituting the Trust pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of February 4, 2003, as supplemented by the Series 2004-1 Supplement, dated as of April 14, 2004 (collectively, the “Pooling and Servicing Agreement”), by and among the Transferor, World’s Foremost Bank, as Servicer, and U.S. Bank National Association, as Trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth herein below.

To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Series 2004-1 Certificate (the “Certificate”) is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate is qualified in its entirety by the terms and provisions of the Pooling and Servicing Agreement and reference is made to that Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee.

Beginning on June 14, 2004 and on each Transfer Date thereafter, the Paying Agent shall distribute to the Holder the aggregate amounts payable to the Holder pursuant to the Pooling and Servicing Agreement and as are requested by the certificate delivered to the Trustee by the Servicer pursuant to subsection 3.04(b) of the Pooling and Servicing Agreement. The Series 2004-1 Termination Date is the earlier to occur of (i) the date designated by the Transferor following the last Stated Maturity Date of any series or class of Notes and (ii) the Trust Termination Date. Principal with respect to the Certificates will be paid under the circumstances described in the Pooling and Servicing Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

This Certificate shall constitute a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of New York and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Certificate shall be construed in accordance with the laws of the State of New York (without reference to conflict of law provisions which would require the application of the laws of any other jurisdiction), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

IN WITNESS WHEREOF WFB Funding, LLC has caused this Series 2004-1 Certificate to be duly executed under its official seal.

WFB FUNDING, LLC

By:	/s/ Kevin Werts
Authorized Officer

Trustee’s Certificate of Authentication

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2004-1 Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:	/s/ Tamara Schultz-Fugh
Authorized Officer

Dated:	April 14, 2004